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                                                                EXHIBIT 1.A.1.j.


[MARYANN BODAYLE AND PROVIDENT MUTUAL LIFE INSURANCE LETTERHEAD]









                            C E R T I F I C A T I O N


         I, Maryann Bodayle, Assistant Secretary of Provident Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of Pennsylvania, hereby certify that the following is a true and correct copy of a resolution approved at a regular meeting of the Board of Directors of Provident Mutual Life Insurance Company duly convened and held on March 7, 2002, at which a quorum was present and acting throughout and that such resolution has not been modified, amended, rescinded or repealed and is in full force and effect on the date hereof:

                  WHEREAS, Provident Mutual Life Insurance Company (the "Company") established the Provident Mutual Variable Life Separate Account (the "Account") pursuant to the provisions of the Pennsylvania Insurance Code, the subaccounts of which Account are available under variable life insurance policies issued by the Company (the "Contracts"); and

                  WHEREAS, the Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act") (1940 Act Reg. No. 811-4460); and

                  WHEREAS, the Company now desires to establish eleven (11) additional subaccounts within the Account (collectively, the "Subaccounts"), each of which Subaccounts will invest in shares of a designated mutual fund portfolio and to which the Subaccounts' net premiums under the Contracts shall be allocated in accordance with instructions received from owners of these Contracts.

                  NOW, THEREFORE, BE IT HEREBY RESOLVED, that the following Subaccounts are hereby established within the Account:


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                        1.    the Dreyfus Appreciation Subaccount;

                        2.    the Dreyfus Small Cap Index Subaccount;

                        3.    the American Century VP International Subaccount;

                        4.    the American Century VP Value Subaccount;

                        5.    the American Century VP Ultra Subaccount;

                        6.    the Janus Aspen Capital Appreciation Subaccount;

                        7.    the Janus Aspen Global Technology Subaccount;

                        8.    the Janus Aspen International Growth Subaccount;

                        9.    the Oppenheimer Capital Appreciation Subaccount;

                        10.   the Oppenheimer Global Securities Subaccount; and

                        11. the Oppenheimer Main Street Growth & Income Subaccount; and it is

                  FURTHER RESOLVED, that the portion of the assets of the Account and the Subaccounts equal to the reserves and other contract liabilities with respect to the Account and the Subaccounts shall not be chargeable with liabilities arising out of any other business the Company may conduct; and it is

                  FURTHER RESOLVED, that the income, gains, and losses, realized or unrealized, from assets allocated to the Account or the Subaccounts shall, in accordance with the Contracts, be credited to or charged against said Account or


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                  Subaccounts without regard to other income, gains, or losses of the Company; and it is

                  FURTHER RESOLVED, that the President or any Vice President are hereby authorized to take all necessary and appropriate action to enter into agreements for the sale of shares and to take such other actions and execute such other agreements as this officer deems necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and it is

                  FURTHER RESOLVED, that all actions previously taken by any director, officer, employee, or agent of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of these actions hereby is, adopted, ratified, confirmed, and approved in all respects as the acts and deeds of the Company; and it is

                  FURTHER RESOLVED, that all actions previously taken by any officer to establish any subaccount within the Account be, and each of these actions hereby is, ratified and confirmed in all respects as the acts and deeds of the Company.

         IN WITNESS WHEREOF, this Certificate has been executed as of the 12th day of April 2002.


                                                    /s/Maryann Bodayle
                                                    ------------------
                                                    Maryann Bodayle
                                                    Assistant Secretary